Exhibit 99.2

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/ Chief Financial Officer

Distribute to:	Virginia State/Local News lines, NY Times, AP, Reuters, S&P, Moody’s, Dow Jones, Investor Relations Service

July 24, 2008	Traded: NASDAQ	Symbol: UBSH

Union Bankshares to Present at KBW’s 9th Annual Community Bank Investor Conference on July 29, 2008

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — Union Bankshares Corporation (Nasdaq: UBSH) announced that
G. William Beale, President & CEO and D. Anthony Peay, EVP & CFO of Union Bankshares Corporation, will be presenting at the Keefe, Bruyette & Woods (KBW) 9th Annual Community Bank Investor Conference at the Waldorf Astoria, in New York City on Tuesday, July 29, 2008. The presentation is scheduled for approximately 8:30 a.m. Eastern Time.

The conference presentation may be viewed via live web cast and may be accessed at http://cc.talkpoint.com/KEEF001/072908a_ak/. All audio and presentations will be archived for 60 days after the event. Any web cast related questions should be directed to HELPME@kbw.com or 212-887-6778.

ABOUT UNION BANKSHARES CORPORATION

Union Bankshares Corporation is one of the largest community banking organizations based in Virginia, providing full service banking to the Northern, Central, Rappahannock, Tidewater and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank and Trust Company (38 locations in the counties of Albemarle, Caroline, Chesterfield, Fairfax, Fluvanna, Hanover, Henrico, King George, King William, Nelson, Spotsylvania, Stafford, Westmoreland and the cities of Fredericksburg and Charlottesville); Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster); Rappahannock National Bank (7 locations in Washington, Front Royal, Middleburg, Warrenton, and Winchester) and Bay Community Bank (4 locations in Williamsburg, Newport News and Grafton). Union Bank and Trust Company also operates a loan production office in Manassas. Union Investment Services, Inc. provides full brokerage services; Union Mortgage Group, Inc. provides a full line of mortgage products; and Union Insurance Group, LLC offers various lines of insurance products. Bay Community Bank also owns a non-controlling interest in Johnson Mortgage Company, LLC.

Additional information is available on the Company’s website at www.ubsh.com. The shares of the Company are traded on the NASDAQ Global Select Market under the symbol “UBSH”.